UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 4, 2021

ADVENT TECHNOLOGIES HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38742	83-0982969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mifflin Place
119 Mt Auburn Street, Suite 400
Cambridge, MA 02138
 (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (857) 264-7035

AMCI Acquisition Corp.
1501 Ligonier Street, Suite 370
Latrobe, PA 15650
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	ADN	The Nasdaq Stock Market LLC

Warrants to purchase one share of Common Stock	ADNWW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events

AMCI Acquisition Corp. a Delaware corporation (the “Company”), and Advent Technologies Inc., a Delaware corporation (“Advent”), issued a joint press release announcing that on February 4, 2021, they consummated the business combination (the “Closing”) contemplated by the previously announced Agreement and Plan of Merger, dated as of October 12, 2020 (as amended, the “Merger Agreement”), by and among the Company, Advent, AMCI Merger Sub Corp. (“Merger Sub”), AMCI Sponsor LLC, a Delaware limited liability company in the capacity as Purchaser Representative thereunder, and Vassilios Gregoriou, in the capacity as the Seller Representative thereunder.

As a result of the Closing and the transactions contemplated by the Merger Agreement, (i) Merger Sub merged with and into Advent (the “Merger”) with Advent surviving the Merger as a wholly-owned subsidiary of the Company, and (ii) the Company’s name was changed from AMCI Acquisition Corp. to Advent Technologies Holdings, Inc. The Company expects that its common stock and public warrants will begin to trade on the Nasdaq Capital Market under the ticker symbols “ADN” and “ADNWW”, respectively, on or about February 5, 2021.  A copy of such press release is attached as Exhibit 99.1 hereto and is incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated as of February 4, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVENT TECHNOLOGIES HOLDINGS, INC.

	By:	/s/ Vassilios Gregoriou
Name: Vassilios Gregoriou
Title: Chief Executive Officer

Dated: February 4, 2021